EXHIBIT 10.13
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                          TEN YEAR TERM PROMISSORY NOTE

U.S.$ 175,000.00                                           AS OF JANUARY 3, 2000
                                                          BEVERLY, MASSACHUSETTS



           JON R. LATORELLA, a Massachusetts resident (the "Maker"), for value received, hereby promises to pay to LocatePLUS.com, Inc., or its assigns (the "Holder"), the sum of One Hundred and Seventy Five Thousand Dollars (US$175,000.00), bearing interest and payable as set forth below.

           The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees.

1. TERMS OF PAYMENT, ETC.

           (A) INTEREST. Interest on the Note shall initially be the 90 Day Treasury Bill Rate as published by THE WALL STREET JOURNAL as of the date of this Note and shall be adjusted annually to be the 90 Day Treasury Bill rate on each successive anniversary of this Note, as published in THE WALL STREET JOURNAL, unless such day is a Saturday, Sunday or legal holiday in the Commonwealth of Massachusetts or unless the 90 Day Treasury Bill Rate is not published in THE WALL STREET JOURNAL as of such date, in which case it will be the 90 Day Treasury Bill Rate on the first business day on which such rate is published following such anniversary; PROVIDED THAT if an Event of Default (as defined below) has occurred, the interest on the Note that shall accrue from such Event of Default until the Note has been paid in full or cancelled as set forth herein shall be twelve percent (12%) per annum. The interest on this Note will be calculated based on a 365 day year. Notwithstanding any provisions in this Note, the total liability for payments legally regarded as interest shall not exceed the maximum limits imposed by applicable law, and any payment of the same in excess of the amount allowed thereby shall, as of the date of that payment, automatically be deemed to have been applied to the payment of the principal indebtedness evidenced hereby, or, if same has been fully repaid, shall be repaid to Maker upon demand.

           (B) MATURITY. This Note shall be due and payable in one lump sum on January 3, 2010 (the "Maturity"); PROVIDED THAT Maker shall have the right, without prepayment penalty, to prepay the entirety or any portion of the outstanding principal amount, together with all accrued interest thereon. Time is of the essence of this Note. In the event of any default in the payment of this Note, and if the same is referred to an attorney at law for collection or suit is brought on this Note, Maker shall pay Holder, in either case, all expenses and costs of collection, including, but not limited to, court costs and reasonable attorney's fees and disbursements.

           (C) PAYMENTS. All payments received, whether or not designated as principal or interest, shall first be applied to penalties, premiums or other charges due, then to interest due and the remainder to principal.

2. EVENTS OF DEFAULT. If any of the events specified in this Section 2 shall occur (herein individually referred to as an "Event of Default"), Holder may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to Maker:

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           (A) FAILURE TO PAY WHEN DUE. Default in the payment of the principal or unpaid accrued interest of this Note when due and payable; or

           (B) INSTITUTION OF BANKRUPTCY BY OR AGAINST MAKER. The institution by Maker or against him of proceedings to be adjudicated as bankrupt or insolvent, or the consent by him to institution of bankruptcy or insolvency proceedings against him, or a petition or answer or consent seeking reorganization or release under Title XI (Bankruptcy) of the United States Code, or any other similar applicable federal or state law, or the consent by him to the filing of any such petition or the appointment of a receiver, liquidator, assignee, or trustee, or the making by him of an assignment for the benefit of creditors.

3. CANCELLATION OF DEBT.

           (A) CANCELLATION OF DEBT UPON A CHANGE OF CONTROL. In the event that a "Change of Control" transaction is consummated, the Maker's obligations and debt evidenced by this Note shall immediately and without action on behalf of any party be cancelled, and this Note shall thereafter be null and void and without any further force or effect. For the purposes of this Section 3(a), a "Change of Control" transaction shall be a transaction in which (I) any individual, entity or group (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") acquires beneficial ownership of any capital stock of LocatePLUS.com, Inc. (the "Company"), if, after such acquisition, such individual, entity or group beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) more than 50% of either (X) the then-outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock"), or (Y) the combined voting power of the then-outstanding securities of the Company generally entitled to vote (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for the purposes of this paragraph (i), no acquisition by any person, entity, or group pursuant to a Business Combination, as defined below, which complies with clauses (x) and (y) of paragraph (ii) below will constitute a Change of Control; or (II) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately after such Business Combination, each of the following is satisfied: (X) all or substantially all of the individuals or entities who were beneficial owners of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to that Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of the Company's Common Stock and the combined voting power of the then-outstanding securities generally entitled to vote, respectively, of the resulting or acquiring entity in the Business Combination (which shall include, without limitation, an entity that as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring entity is referred to herein as the "Acquiring Entity"), in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination (it being understood that for purposes of the determination of whether or not such voting power of the then-outstanding securities is owned, directly or

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indirectly, in substantially the same proportions as the ownership of the
Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, any securities transferred pursuant to transfers by a security holder which is an entity to a wholly-owned subsidiary of that entity, or by a security holder which is a closely held partnership PRO RATA to the partners of such partnership, or transfers by a limited liability company PRO RATA to the members of such limited liability company shall be disregarded and (Y) no person or entity (excluding the Acquiring Entity or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Entity) beneficially owns, directly or indirectly, more than 50% of the then-outstanding equity of the Acquiring Entity, or of the combined voting power of the then-outstanding securities of such corporation generally entitled to vote (except to the extent that such ownership existed prior to the Business Combination).

           (B) CANCELLATION OF DEBT ON THREE YEAR ANNIVERSARY. In the event that, as of January 3, 2003, the Maker is (I) employed by the Company and has not been given notice of the Company's intention to terminate his employment;
(II) an independent contractor of the Company with a written consulting (or similar) agreement between the Company and the Maker in force and effect (and no notice of termination of such contract or such relationship has been given); or
(III) a member of the Company's Board of Directors; then the obligations and debt evidenced by this Note shall immediately and without further action by any party be cancelled, and this Note shall thereafter be null and void and without any force or effect.

           (C) TAX GROSS-UP. In the event that this Note is cancelled pursuant to Sections 3(a) or 3(b) hereof, the Company agrees that it shall pay to the Maker, no later than two months after the end of the Maker's applicable tax year in which such cancellation occurred, an amount, in cash, determined by the following calculation:

                                 P = (1-r) x G,

WHERE, P is the accrued and unpaid principal, interest and penalties accrued pursuant to the Note;

WHERE, R is the Maker's marginal federal and state income tax rate (including the Maker's tax rate as a result of filing as a married taxpayer, if applicable), as certified in writing by a Certified Public Accountant or Certified Financial Planner for the applicable tax year in which such cancellation took place; and

WHERE, G is the payment to be made by the Company pursuant to this Section 3(c) of this Note.

4. COVENANTS. Maker will perform and observe all of its obligations to Holder set forth in this Agreement.

5. ASSIGNMENT; TRANSFER. The rights and obligations of Maker and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

6. WAIVER; PRESENTMENT; AMENDMENT. No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or of any right of such Holder or his, her, or its assigns, nor shall any delay, omission, or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any future occasion. Except as otherwise expressly provided herein, the Maker hereby

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waives presentment, demand, protest, and notices of any kind. Maker shall pay on demand all costs of collection, including court costs and reasonable counsel's fees suffered or incurred by the Holder in enforcing this Note. Any provision of this Note may only be amended, waived or modified upon the written consent of Maker and Holder.

7. TREATMENT OF NOTE. To the extent permitted by generally accepted accounting principles, Maker will treat, account, and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state, or local tax authorities.

8. NOTICE. All notices and other communications from Maker to Holder shall be mailed by certified mail, return receipt requested, sent by overnight courier (requiring a signature for delivery), or by facsimile to the address furnished to Maker in writing by the last Holder who shall have furnished an address to the Maker in writing, PROVIDED that in the event that notice is sent by fax, notice is also given by other approved means.

9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding that body of its law relating to conflict of laws.

10. HEADING; REFERENCES. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

11. VENUE. Maker and Holder (A) agree that any legal suit, action, or proceeding arising out of or relating to this Note shall be instituted exclusively in the state courts for Middlesex County, Massachusetts, or in the Federal District Court serving Middlesex County, Massachusetts; (B) each waive any objection to the venue of any such suit, action, or proceeding and the right to assert that such forum is not convenient; and (C) irrevocably consent to the jurisdiction of the state courts for Middlesex County, Massachusetts and the Federal District Court in Middlesex County, Massachusetts any such suit, action, or proceeding. The Company and the Holder further agree to accept and acknowledge service of any and all process which may be served in any such suit, action, or proceeding in such courts and agree that service of process upon it mailed by certified mail, return receipt requested, to the addresses set forth in Section 8 hereof shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

12. ENTIRE AGREEMENT. This is the entire agreement between the parties, and it supercedes all other agreements, understandings, contracts or commitments on the subject matter.

13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.



                            [SIGNATURE PAGE FOLLOWS]


                                                  PROMISSORY NOTE SIGNATURE PAGE

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           IN WITNESS WHEREOF, Maker has caused this Note to be issued as of the date first written above.



UNDER SEAL.


                                                /s/ Jon R. Latorella
                                                -------------------------------
                                                Jon R. Latorella



ACCEPTED AND AGREED:


LOCATEPLUS.COM, INC.


By: /s/ Robert A. Goddard
    -------------------------------------
    Robert A. Goddard, Treasurer and CFO
    Duly Authorized



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